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                                                                      EXHIBIT 99


                     [TANDY BRANDS ACCESSORIES, INC. LOGO]



TANDY BRANDS ACCESSORIES, INC.              LIPPERT/HEILSHORN & ASSOC., INC.
J.S.B. Jenkins                              Harriet C. Fried
President/Chief Executive Officer           Assistant Vice President
(817) 548-0090                              (212) 838-3777
britt_jenkins@tandybrands.com               hfried@lhai.com or www.lhai.com


               TANDY BRANDS ACCESSORIES' FIRST QUARTER 2003 SALES
              SURPASS LAST YEAR'S SALES AND CURRENT MARKET GUIDANCE

ARLINGTON, TX, OCTOBER 17, 2002 - TANDY BRANDS ACCESSORIES, INC. (NASDAQ NM:
TBAC) today announced financial results for the first quarter ended September 30, 2002. For the first quarter of fiscal 2003, net sales totaled $60.0 million compared to $54.1 million for the same period in fiscal 2002. Net income for the first quarter of fiscal 2003, before the accounting change for SFAS No. 142, totaled $2.4 million, or $0.40 per diluted share, compared to net income of $2.2 million, or $0.38 per diluted share, for the same period last year.

Consistent with previous company estimates and disclosure in the company's 2002 annual report, the net income results for the first quarter of fiscal 2003 include a non-cash charge, net of income taxes, related to the cumulative effect of the accounting change for the adoption of Statement of Financial Accounting Standards No. 142 ("SFAS No. 142"), totaling $(581,000), or $(0.10) loss per diluted share. Net income after the cumulative effect of adoption of SFAS No. 142 for the first quarter ended September 30, 2002 totaled $1.8 million, or $0.30 per diluted share.

The required adoption of SFAS No. 142 is considered a change in accounting principle and the cumulative effect of adopting this standard resulted in a non-cash after-tax charge in the first quarter of fiscal 2003. No further quarterly adjustments are required for the initial adoption of this accounting pronouncement. This amount does not affect the company's on-going operations. The adoption of the new accounting standard will result in a reduction in annual amortization expense of approximately $1 million.

J.S.B. Jenkins, president and chief executive officer, commented, "Tandy Brands got off to an excellent start in the first quarter of 2003 despite the difficult economic environment that continued to impact the retail industry. We are especially pleased by the strong performance of our women's department store product line, whose sales were substantially above internal expectations. Our DOCKERS(R) branded women accessories continue to be well received, and the launch of our LEVI'S(R) branded women's belts and small leather goods this fall also performed above our initial estimates. Although we anticipate higher freight costs due to issues associated with the West Coast dock labor situation and continued pressure for customer allowances due to the retail economy, we



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have implemented actions that we believe will enable us to maintain our earnings estimates for the year. We continue to expect 2003 to be a very successful year for Tandy Brands Accessories."

Separately, the company announced that Stanley T. Ninemire, who previously served as Tandy Brands' chief financial officer, has been appointed executive vice president of operations, and Mark J. Flaherty, who previously served as corporate controller, has been appointed chief financial officer.

Investors and interested parties will have the opportunity to listen to management's discussion of Tandy Brands' first quarter results in a conference call to be held today, Thursday, October 17, at 10:00 a.m. ET. The dial-in number for the call is (800) 305-1078. For those who are unable to listen to the live broadcast, an audio replay of the call will be available through Thursday, October 24, and can be accessed by dialing (703) 925-2533 or (888) 266-2081, passcode #6246258. A live webcast of the conference call will also be broadcast on www.vcall.com.

Tandy Brands Accessories, Inc. designs, manufactures and markets fashion accessories for men, women and children. Key product categories include belts, wallets, handbags, suspenders, socks, scarves, sporting goods, and cold weather and hair accessories. Merchandise is sold under various national brand names as well as private labels to all major levels of retail distribution, including the ROLFS e-commerce web site at www.rolfs.net.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted or expected results. Those risks include, among other things, the competitive environment in the industry in general and in the Company's specific market areas, inflation, changes in costs of goods and services and economic conditions in general and in the Company's specific market area. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.

                               (TABLES TO FOLLOW)





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                         TANDY BRANDS ACCESSORIES, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                   (Unaudited)


                                                                           Three Months Ended
                                                                              September 30,
                                                                     ------------------------------
                                                                          2002            2001
                                                                     -------------    -------------
Net sales                                                            $      60,028    $      54,106
Cost of goods sold                                                          39,243           35,073
                                                                     -------------    -------------
     Gross margin                                                           20,785           19,033
                                                                     -------------    -------------

Selling, general and administrative expenses                                15,126           13,310
Depreciation and amortization                                                1,080            1,387
                                                                     -------------    -------------
     Total operating expenses                                               16,206           14,697
                                                                     -------------    -------------

Operating income                                                             4,579            4,336

Interest expense                                                              (658)            (778)
Royalty, interest and other income                                               1                9
                                                                     -------------    -------------

Income before provision for income taxes and
      cumulative effect of  accounting change                                3,922            3,567
Provision for income taxes                                                   1,527            1,385
                                                                     -------------    -------------

Net income before cumulative effect of  accounting
     change                                                                  2,395            2,182

Cumulative effect of accounting change for
     SFAS No. 142, net of income taxes                                        (581)              --
                                                                     -------------    -------------

Net income                                                           $       1,814    $       2,182
                                                                     =============    =============

Earnings per common share:
     Before accounting change                                        $        0.41    $        0.38
     Cumulative effect of accounting change                                  (0.10)            0.00
                                                                     -------------    -------------
                                                                     $        0.31    $        0.38
                                                                     =============    =============

Earnings per common share-assuming dilution:
     Before accounting change                                        $        0.40    $        0.38
     Cumulative effect of accounting change                                  (0.10)            0.00
                                                                     -------------    -------------
                                                                     $        0.30    $        0.38
                                                                     =============    =============

Common shares outstanding                                                    5,888            5,718
                                                                     =============    =============

Common shares outstanding shares-assuming dilution                           5,984            5,725
                                                                     =============    =============


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                         TANDY BRANDS ACCESSORIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)



                                                         September 30,       June 30,
                                                              2002             2002
                                                         -------------    -------------
ASSETS                                                    (Unaudited)
Current assets:
     Cash and cash equivalents                           $       1,440    $       6,506
     Accounts receivable, net                                   45,437           33,699
     Inventories                                                53,452           52,818
     Other current assets                                        4,830            4,806
                                                         -------------    -------------
          Total current assets                                 105,159           97,829
                                                         -------------    -------------

Property, plant and equipment, at cost:
     Property and equipment, at cost                            30,132           29,441
     Accumulated depreciation                                  (15,146)         (14,373)
                                                         -------------    -------------
          Net property, plant and equipment                     14,986           15,068
                                                         -------------    -------------

Goodwill, net of accumulated amortization                       11,471           12,467
Other noncurrent assets                                          7,879            8,073
                                                         -------------    -------------

          TOTAL ASSETS                                   $     139,495    $     133,437
                                                         =============    =============

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                    $       7,174    $      12,755
     Accrued expenses                                            7,814            6,857
                                                         -------------    -------------
          Total current liabilities                             14,988           19,612
                                                         -------------    -------------

     Notes payable                                              38,352           30,000
     Other noncurrent liabilities                                3,650            3,161
                                                         -------------    -------------

          Total liabilities                                     56,990           52,773
                                                         -------------    -------------

Stockholders' equity:
     Common stock                                                5,911            5,899
     Additional paid-in capital                                 22,866           22,690
     Cumulative other comprehensive income                      (2,272)          (1,706)
     Retained earnings                                          56,107           54,293
     Treasury stock, at cost                                      (107)            (512)
                                                         -------------    -------------

          Total stockholders' equity                            82,505           80,664
                                                         -------------    -------------

          TOTAL LIABILITIES & STOCKHOLDERS' EQUITY       $     139,495    $     133,437
                                                         =============    =============
